EXHIBIT 11.1

                    NU-KOTE HOLDING, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)


                                                              FOR THE THREE MONTHS ENDED
                                                             -----------------------------
                                                             SEPTEMBER 26,   SEPTEMBER 27,
                                                                 1997            1996
                                                             -------------   -------------
PRIMARY
  Shares outstanding:
    Weighted average number of shares outstanding               21,775          21,775

    Net effect of dilutive stock options and warrants (1)
                                                              --------         -------
                                                                21,775          21,775
                                                              --------         -------
                                                              --------         -------

  Loss before extraordinary item                              $ (8,018)        $(2,332)
  Extraordinary loss                                            (2,550)
                                                              --------         -------
  Net loss                                                    $(10,568)        $(2,332)
                                                              --------         -------
                                                              --------         -------

  Loss per common share before extraordinary item             $  (0.37)        $ (0.11)
  Extraordinary loss per common share                            (0.12)
                                                              --------         -------
  Net loss per common share                                   $  (0.49)        $ (0.11)
                                                              --------         -------
                                                              --------         -------


FULLY DILUTED

  Shares outstanding:
    Weighted average number of shares outstanding               21,775          21,775
    Net effect of dilutive stock options and warrants (1)
                                                              --------         -------
                                                                21,775          21,775
                                                              --------         -------
                                                              --------         -------

  Loss before extraordinary item                              $ (8,018)        $(2,332)
  Extraordinary loss                                            (2,550)
                                                              --------         -------
  Net loss                                                    $(10,568)        $(2,332)
                                                              --------         -------
                                                              --------         -------

  Loss per common share before extraordinary item             $  (0.37)        $ (0.11)
  Extraordinary loss per common share                            (0.12)
                                                              --------         -------
  Net loss per common share                                   $  (0.49)        $ (0.11)
                                                              --------         -------
                                                              --------         -------

                    NU-KOTE HOLDING, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)


                                                               FOR THE SIX MONTHS ENDED
                                                             -----------------------------
                                                             SEPTEMBER 26,   SEPTEMBER 27,
                                                                 1997            1996
                                                             -------------   -------------
PRIMARY
  Shares outstanding:
    Weighted average number of shares outstanding               21,775          21,760

    Net effect of dilutive stock options and warrants (1)
                                                              --------         -------
                                                                21,775          21,760
                                                              --------         -------
                                                              --------         -------

  Loss before extraordinary item                              $(13,990)        $  (537)
  Extraordinary loss                                            (2,550)
                                                              --------         -------
  Net loss                                                    $(16,540)        $  (537)
                                                              --------         -------
                                                              --------         -------

  Loss per common share before extraordinary item             $  (0.64)        $ (0.02)
  Extraordinary loss per common share                            (0.12)
                                                              --------         -------
  Net loss per common share                                   $  (0.76)        $ (0.02)
                                                              --------         -------
                                                              --------         -------


FULLY DILUTED

  Shares outstanding:
    Weighted average number of shares outstanding               21,775          21,760
    Net effect of dilutive stock options and warrants (1)
                                                              --------         -------
                                                                21,775          21,760
                                                              --------         -------
                                                              --------         -------

  Loss before extraordinary item                              $(13,990)        $  (537)
  Extraordinary loss                                            (2,550)
                                                              --------         -------
  Net loss                                                    $(16,540)        $  (537)
                                                              --------         -------
                                                              --------         -------

  Loss per common share before extraordinary item             $  (0.64)        $ (0.02)
  Extraordinary loss per common share                            (0.12)
                                                              --------         -------
  Net loss per common share                                   $  (0.76)        $ (0.02)
                                                              --------         -------
                                                              --------         -------

-------------------

(1) For the three and six month periods ended September 26, 1997 and September 27, 1996, respectively, stock options and warrants are not considered as those periods resulted in net losses, making the stock options and warrants anti-dilutive.